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                                                                   EXHIBIT 10(b)

                          THE SHERWIN-WILLIAMS COMPANY
           DEFERRED COMPENSATION SAVINGS AND PENSION EQUALIZATION PLAN

                  The Sherwin-Williams Company, an Ohio corporation (the "Company"), hereby establishes this Deferred Compensation Plan (the "Plan"), effective July 24, 2002, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. This Plan is intended to supplement benefits provided under the Company's qualified plans for a select group of management or highly compensated employees by accepting contributions which may not be placed in the qualified plans because of limitations imposed by one or more of Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k) or 415 or
any other limitation on contributions or benefits in the Internal Revenue Code.

                                   ARTICLE 1

                                   DEFINITIONS

1.1 Account shall mean the account or accounts established for a particular Participant pursuant to Article 3 of the Plan.

1.2 Administrator shall mean the person or persons appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 11 of the Plan.

1.3 Beneficiary shall mean the person(s) or entity designated as such in accordance with Article 10 of the Plan.

1.4      Company shall mean The Sherwin-Williams Company.

1.5 Company Match Contributions shall mean matching contributions credited by the Company to a Participant's Account pursuant to Section 2.3 of the Plan.

1.6 Company Makeup Contributions shall mean makeup contributions credited by the Company to a Participant's Account pursuant to Section 2.4 of the Plan.

1.7 Compensation shall mean the Participant's total reportable compensation including incentive and discretionary bonuses and including or excluding such other items of compensation as the Administrator may, in its sole nondiscriminatory discretion, determine, before reductions for contributions to or deferrals under any qualified retirement or pension plans or welfare benefit plans sponsored by the Company and without regard to any Statutory Limitations.

1.8 Crediting Rate shall mean the notional gains and losses credited on the Participant's Account balance which are based on the Participant's choice among the investment alternatives made available by the Administrator pursuant to Article 3 of the Plan.

1.9 Disability shall have the same definition given to such term under the Qualified SEPIP.

1.10 Eligible Executive shall mean any management employee of the Company, its subsidiaries or affiliates as may be designated by the Administrator to be eligible to participate in the Plan.

1.11 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.12 Financial Hardship shall mean the Participant's or the Participant's dependent's (as defined in Section 152(a) of the Internal Revenue Code) sudden and unexpected illness or accident, the Participant's sudden and



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         unexpected property casualty loss, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which is not covered by insurance and may not be relieved by cessation of Plan deferrals or by the liquidation of the Participant's assets provided that such liquidation would not cause a severe Financial Hardship, and which is determined to qualify as a Financial Hardship by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

1.13 Participant shall mean an Eligible Executive who has either elected to participate in the Plan by completing a Participant Election Form or has received a Company Contribution pursuant to Article 2 of the Plan.

1.14 Participant Election Form shall mean the agreement, in a form acceptable to the Administrator, to make a deferral submitted by the Participant to the Administrator on a timely basis pursuant to Article 2 of the Plan. The Participant Election Form may take the form of an electronic communication followed by appropriate written confirmation from the Administrator according to specifications established by the Administrator.

1.15 Plan Year shall mean the calendar year, except that the first Plan Year shall begin on the effective date of the Plan and end December 31, 2002.

1.16 Qualified Plans shall mean the Qualified PIP, Qualified SEPIP and the Qualified SPP.

1.17 Qualified PIP shall mean The Sherwin-Williams Company Salaried Employees' Revised Pension Investment Plan, as it may be amended from time to time.

1.18 Qualified SEPIP shall mean The Sherwin-Williams Company Salaried Employees' Pension Investment Plan, as it may be amended from time to time.

1.19 Qualified SPP shall mean The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, as it may be amended from time to time.

1.20 Retirement shall mean Termination of Employment on or after the Retirement Eligibility Date.

1.21 Retirement Eligibility Date shall mean the date on which the Participant attains age fifty-five (55).

1.22 Settlement Date shall mean the date by which a lump sum payment shall be made or the date by which installment payments shall commence. Unless otherwise specified, the Settlement Date shall be no later than ninety (90) days following the occurrence of the event triggering the payout unless the Participant elects to defer the Settlement Date, at the time and in a form specified by the Administrator, until the last day of January of the Plan Year following the year in which the event triggering the payout occurs. In the case of death, the event triggering payout shall be deemed to occur upon the date the Administrator is provided with the documentation reasonably necessary to establish the fact of the Participant's death.

1.23 Statutory Limitations shall mean any statutory or regulatory limitations imposed by one or more of Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k) or 415 or any other limitation on contributions or benefits in the Internal Revenue Code The impact of such limits on the Participant for purposes of this Plan shall be determined by the Administrator based upon reasonable estimates and shall be final and binding as of the date the Company Contribution is credited to the Participant's Account. No subsequent adjustments shall be made to increase Company Contribution under this Plan as a result of any adjustments ultimately required under the Qualified Plans due to actual employee contributions or other factors.

1.24 Termination of Employment shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Participant's Retirement or death, or to the extent provided in Article 6 of the Plan, Disability.


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1.25     Unscheduled Withdrawal shall mean a distribution elected by the
         Participant pursuant to Article 7 of the Plan.

1.26 Valuation Date shall mean the date through which earnings are credited and shall, if a business day, be the date on which the payout or other event triggering the valuation occurs; or if not a business day, the next succeeding business day.

1.27 Withdrawal Penalty shall mean the ten percent (10%) penalty deducted from an Account as a result of an Unscheduled Withdrawal pursuant to
         Article 7 of the Plan.

                                    ARTICLE 2

                                  PARTICIPATION

2.1 ELECTIVE DEFERRAL. Each Plan Year an Eligible Executive may elect to defer any whole percentage up to six percent (6%) of Compensation earned by the Eligible Executive during the Plan Year; provided, however, that the sum of (i) the Eligible Executive's "Salary Reduction Contributions" made pursuant to the Qualified SPP and (ii) the Eligible Executive's elective deferrals pursuant to this Section 2.1, shall not exceed six percent (6%) of the Eligible Executive's Compensation.

2.2 SPECIAL ROLLOVER ELECTION. An Eligible Executive may elect, during the thirty (30) day period commencing with the effective date of this Plan, to transfer to and defer under this Plan, such Eligible Executive's account balance(s) or accrued benefit, as applicable, in any of the following nonqualified deferred compensation plans maintained by the
         Company: (1) The Sherwin-Williams Company Deferred Compensation Savings Plan; (2) The Sherwin-Williams Company PIP Equalization Program; and
         (3) The Sherwin-Williams Company Retirement Equalization Program. Any such election shall be effective as of the first business day of the calendar month immediately following the end of such thirty (30) day election period.

2.3 PARTICIPANT ELECTION FORM. In order to make a deferral, an Eligible Executive must submit a Participant Election Form to the Administrator during the enrollment period established by the Administrator prior to the beginning of the period to which the deferred amounts relate or are determined, except that with respect to the first Plan Year, the Participant shall submit a Participant Election Form within thirty (30) days of adoption of the Plan by the Board of Directors of the Company. Any such election shall be effective as of the first business day of the calendar month immediately following the end of such thirty (30) day election period. The Administrator may establish a special enrollment period for Eligible Executives hired during a Plan Year to allow deferrals of amounts earned during the balance of such Plan Year after such enrollment period. The Participant shall be required to submit a new Participant Election Form on a timely basis in order to change the Participant's deferral election for a subsequent Plan Year. If no Participant Election Form is filed during the prescribed enrollment period, the Participant's election for the prior Plan Year shall continue in force for the next Plan Year.

2.4 QUALIFIED SPP MATCH CONTRIBUTION. The Company shall make Company Match Contribution to this Plan on behalf of the Participant for each Plan Year in which the Participant makes a deferral under this Plan which shall be equal to the match the Participant would have received under the Qualified SPP had the amount deferred under this Plan been deferred under the Qualified SPP without regard to any Statutory Limitations and without regard to the applicable dollar limit under Section 402(g)(1) of the Internal Revenue Code. The Company Match Contribution shall be reduced by the amount of Company contributions actually credited to the Participant under the Qualified SPP for such Plan Year.

2.5 QUALIFIED PIP OR QUALIFIED SEPIP MAKEUP CONTRIBUTION. The Company shall make a Company Makeup Contribution to this Plan on behalf of the Participant for each Plan Year whether or not the Participant makes a deferral under this Plan. The Qualified PIP or Qualified SEPIP Makeup Contribution shall equal the total


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         Company contributions that would have been made to Qualified PIP or
         Qualified SEPIP, as applicable, on behalf of the Participant without regard to deferrals made under this Plan and absent any Statutory Limitations. The Qualified PIP or Qualified SEPIP Makeup Contribution shall be reduced by the amount of Company contributions actually credited to the Participant under Qualified PIP or Qualified SEPIP for such Plan Year.

2.6 CREDITING OF ACCRUED BENEFIT. To the extent a Participant accrues a benefit pursuant to the final average pay formula applicable to certain participants covered by Appendix B of the Qualified SEPIP, such Participant shall be entitled to a benefit hereunder equal to the total accrued benefit the Participant would have been entitled to receive based upon such formula absent any Statutory Limitations, reduced by the amount of benefits actually payable from the Qualified SEPIP pursuant to the formula specified in Appendix B thereof.

                                    ARTICLE 3

                                    ACCOUNTS

3.1 PARTICIPANT ACCOUNTS. Solely for recordkeeping purposes an Account shall be maintained for each Participant and shall be credited with the Participant's deferrals at the time such amounts would otherwise have been paid to the Participant. Company Match Contributions and Company Makeup Contributions shall be credited to the applicable Participant's Account on or before the January 31st of the Plan Year following the Plan Year in which the deferrals are earned. Accounts shall be deemed to be credited with notional gains or losses as provided in Section 3.2 from the date amounts are credited to the Account through the Valuation Date. Amounts credited to a Participant's Account shall be fully vested at all times.

3.2 CREDITING RATE. The Crediting Rate on amounts in a Participant's Account shall be based on the Participant's choice among the investment alternatives made available from time to time by the Administrator. The Administrator shall establish a procedure by which a Participant may elect to have the Crediting Rate based on one or more investment alternatives and by which the Participant may change investment elections at least quarterly. The Administrator may provide only one investment option for a particular class of contributions and may establish a separate subaccount for such contributions which shall be paid out at the same time and under the same circumstances as the Participant Account. The Participant's Account balance shall reflect the investments selected by the Participant. If an investment selected by a Participant sustains a loss, the Participant's Account shall be reduced to reflect such loss. The Participant's choice among investments shall be solely for purposes of calculation of the Crediting Rate. If the Participant fails to elect an investment alternative the Crediting Rate shall be based on the investment alternative selected for this purpose by the Administrator. The Company shall have no obligation to set aside or invest funds as directed by the Participant and, if the Company elects to invest funds as directed by the Participant, the Participant shall have no more right to such investments than any other unsecured general creditor of the Company. During payout, the Participant's Account shall continue to be credited at the Crediting Rate selected by the Participant from among the investment alternatives or rates made available by the Administrator for such purpose. Installment payments shall be recalculated annually by dividing the account balance by the number of payments remaining without regard to anticipated earnings or in any other reasonable manner as may be determined from time to time by the Administrator.

3.3 STATEMENT OF ACCOUNTS. The Administrator shall provide each Participant with statements at least annually setting forth the Participant's Account balance as of the end of each Plan Year.


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                                    ARTICLE 4

                                    BENEFITS

4.1 RETIREMENT BENEFITS ATTRIBUTABLE TO ACCOUNT. In the event of the Participant's Retirement, the Participant shall be entitled to receive an amount equal to the total balance of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date. The benefits shall be paid in substantially level annual installments over ten (10) years unless the Participant makes a timely election to have the benefit paid in a single lump sum and/or in annual installments over a specified period of not more than fifteen
         (15) years. Payments shall begin on the Settlement Date following Retirement. An election to change the form of benefit payout may be made at any time prior to Retirement by submitting to the Administrator the form provided for such purpose within an administratively reasonable time preceding Retirement.

4.2 RETIREMENT BENEFITS ATTRIBUTABLE TO ACCRUED BENEFIT. Notwithstanding anything herein to the contrary, a Participant or his Beneficiary shall receive a distribution of his accrued benefit credited pursuant to
         Section 2.6 hereof only at the same time, in the same manner and form as such benefits accrued pursuant to Appendix B of Qualified SEPIP are paid from Qualified SEPIP.

4.3 TERMINATION BENEFIT. Upon Termination of Employment other than by reason of Retirement or death, the Company shall pay to the Participant a termination benefit equal to the balance on Termination of Employment of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date. The termination benefits shall be paid in a single lump sum on the Settlement Date following Termination of Employment.

4.4 SMALL BENEFIT EXCEPTION. Notwithstanding the foregoing, in the event the sum of all benefits payable to the Participant hereunder is less than or equal to Twenty Five Thousand and 00/100 Dollars ($25,000.00), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payable as soon as administratively practicable following the event triggering payout.

                                    ARTICLE 5

                                 DEATH BENEFITS

5.1 SURVIVOR BENEFIT BEFORE BENEFITS COMMENCE. If the Participant dies prior to commencement of benefits under Article 4, the Company shall pay to the Participant's Beneficiary a death benefit equal to the total balance of the Participant's Account as of the date of the Participant's death credited with notional earnings as provided in
         Article 3 through the Valuation Date. The death benefit shall be paid in the same form elected for the Retirement benefit under Section 4.1 and shall commence on the Settlement Date However, the Administrator may, in its complete discretion, agree to an alternative form of payment if requested by the Beneficiary prior to the Settlement Date.

5.2 SURVIVOR BENEFIT AFTER BENEFITS COMMENCE. If the Participant dies after benefits have commenced under Article 4, the Company shall pay to the Participant's Beneficiary an amount equal to the remaining benefits payable to the Participant under the Plan over the same period such benefits would have been paid to the Participant. However, the Administrator may, in its complete discretion, agree to an alternative form of payment if requested by the Beneficiary prior to the Settlement Date upon which the first payment to the Beneficiary is to be made following the Participant's death.

5.3 SMALL BENEFIT EXCEPTION. Notwithstanding the foregoing, in the event the sum of all benefits payable to a Beneficiary is less than or equal to Twenty Five Thousand and 00/100 Dollars ($25,000.00), the Company



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         may, in its sole discretion, elect to pay such benefits in a single lump sum payable as soon as administratively practicable following the event triggering payout.

                                    ARTICLE 6

                                   DISABILITY

In the event of Disability, deferral elections shall cease and for purposes of calculating benefits under the Plan, Disability shall be treated as a Retirement entitling the Participant to receive the benefits provided under Article 4.1 of the Plan. The Disability benefits shall commence on the Settlement Date following Termination of Employment by reason of Disability.

                                    ARTICLE 7

                             UNSCHEDULED WITHDRAWAL

7.1 ELECTION. A Participant, excluding a Participant at any time after Retirement, may take an Unscheduled Withdrawal from an Account at any time in a minimum amount of no less than the balance in their Account or Twenty Five Thousand and 00/100 Dollars ($25,000.00), whichever is greater, up to the full value of the Participant's Account. The Unscheduled Withdrawal shall be paid no later than the last day of the month following the month in which the Unscheduled Withdrawal is requested. After an Unscheduled Withdrawal, a Participant's deferrals shall cease and the Participant shall not be allowed to make a new deferral election until the enrollment period following six (6) full calendar months from the date of the Unscheduled Withdrawal. Only one Unscheduled Withdrawal shall be permitted in each Plan Year. In no event shall any amounts, or the present value thereof, accrued pursuant to Section 2.6 hereof, be available to an Unscheduled Withdrawal.

7.2 WITHDRAWAL PENALTY. There shall be a Withdrawal Penalty deducted from the Account prior to an Unscheduled Withdrawal equal to ten percent (10%) of the amount of the Unscheduled Withdrawal.

                                    ARTICLE 8

                         FINANCIAL HARDSHIP DISTRIBUTION

Upon a finding that the Participant (or, after the Participant's death, a Beneficiary) has suffered a Financial Hardship, the Administrator may in its sole discretion, accelerate distributions of benefits, in whole or in part, or approve reduction or cessation of current deferrals under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. In no event shall any amounts, or the present value thereof, accrued pursuant to Section 2.6 hereof, be available to a Financial Hardship Distribution.

                                    ARTICLE 9

                        AMENDMENT AND TERMINATION OF PLAN

The Company may, at any time, amend or terminate the Plan, except that no such amendment or termination may reduce a Participant's Account balance. If the Company terminates the Plan, the date of such termination shall be treated as a Termination of Employment for the purpose of calculating Plan benefits and the Company shall pay to each Participant the benefits such Participant would be entitled to receive under Article 4 of the Plan except that such termination benefits shall be paid in a single lump sum payable on the last day of the month following the month in which termination of the Plan occurs.



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                                   ARTICLE 10

                                  BENEFICIARIES

10.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

10.2 REVISION OF DESIGNATION. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary.

10.3 SUCCESSOR BENEFICIARY. If the primary Beneficiary dies prior to complete distribution of the benefits provided in Article 5, the remaining Account balance shall be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable no later than the last day of the month following the month in which the primary Beneficiary's death is established.

10.4 ABSENCE OF VALID DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the relevant estate.

                                   ARTICLE 11

                        ADMINISTRATION/CLAIMS PROCEDURES

11.1 ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have the exclusive right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies, or admissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (iv) to make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Administrator with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

11.2 CLAIMS PROCEDURE. Any Participant, former Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Administrator shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant shall be advised of



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         the need for such additional information within forty-five (45) days after the date of the claim. The claimant shall have up to one hundred and eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim.

11.3 REVIEW PROCEDURES. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review shall be undertaken by the Administrator and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The Administrator shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based.

                                   ARTICLE 12

                                CHANGE OF CONTROL

In the event of a Change of Control, the amounts to which Participants are entitled under this Plan shall be immediately distributed in a lump sum cash payment to Participants. For purposes of this Plan, a Change of Control shall be deemed to have occurred if:

         (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding, except:

                  (A)      the Company;

                  (B) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

                  (C) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                  (D) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

                  Notwithstanding the foregoing: (1) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (D) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has



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                  the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (2) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (i) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock or (ii) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

                  (A) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

                  (B) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                           Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 1(c)(i)(D)) of the combined voting power of the Company's then outstanding securities.

         (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                  Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

         (v) The shareholders of the Company approve a plan of complete liquidation of the Company.

For purposes of this Article 12, a person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter "Exchange Act") shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:

         (i) which such person or any of such person's "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and under the Exchange Act) is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

         (ii) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 1(b)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

         (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 1(b)) or disposing of any securities of the Company;

         provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (I) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (II) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this
         Section 1(b) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty
         (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

                                   ARTICLE 13

                         CONDITIONS RELATED TO BENEFITS

13.1 NONASSIGNABILITY. No amount payable to a Participant or Beneficiary under the Plan will be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process by a Participant or Beneficiary, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. However, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayment of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

13.2 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder and the Plan constitutes a mere promise by the Company to make benefit payments in the future.

13.3 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator in order to facilitate the payment of benefits hereunder, and taking such other actions as may be requested by the Administrator. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan.

13.4 SECTION 16b ELIGIBLE EXECUTIVES. In the event any Eligible Executive subject to Rule 16b issued under the Securities Exchange Act of 1934 (or any successor rule to the same effect) has, at any time, a Crediting Rate based upon an investment alternative consisting of or the value of which is determined based upon the value of the Company's common stock or any security into which such common stock may be changed by reason of: (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, separation, reorganization or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to the foregoing,, unless the transaction is otherwise exempt under Rule 16b-3, no transaction with respect to the portion of the Participant's Account attributable to such investment alternative shall be permitted pursuant to this Plan until a date which is not less than six (6) months and one (1) day from the date on which the investment alternative was selected or transferred within the Participant's Account.

13.5 WITHHOLDING. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security, Medicare or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

13.6 ASSUMPTIONS AND METHODOLOGY. The Administrator shall establish the actuarial assumptions and method of calculation used in determining the present or future value of benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Plan. The Administrator shall also establish reasonable procedures regarding the form and timing of installment payments. Such assumptions and methodology shall be outlined in detail in procedures established by the Administrator and made available to Participants and may be changed from time to time by the Administrator.

13.7 TRUST. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan. Neither the establishment of the Plan or Trust or any modification thereof, or the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or employee thereof, except as provided by law or by any Plan provision. The amounts in the Accounts shall remain the sole property of the Company unless and until required to be distributed in accordance with the provisions of the Plan, and shall not constitute a trust or be deemed to be held in trust for the benefit of any Participant or Beneficiary hereunder or their personal representative. The Company does not in any way guarantee the trust or any Participant's benefit from loss or depreciation. In no event shall the Company's employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the trust(s) or any contribution thereto or distribution therefrom.

                                   ARTICLE 14

                                  MISCELLANEOUS

14.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

14.2 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

14.3 GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

14.4 CAPTIONS. The captions of the articles, paragraphs and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.5 VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

14.6 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

14.7 NOTICE. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by first class mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrator, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Administrator.

14.8 ERRORS IN BENEFIT STATEMENT OR DISTRIBUTIONS. In the event an error is made in a benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant's Account shall, immediately upon the discovery of such error, be adjusted to reflect such under or over payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error. If the remaining balance of a Participant's Account is insufficient to cover an erroneous overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law) to recoup the amount of such overpayment(s).

14.9 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

14.10 APPLICABLE LAW. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by ERISA, such issue or provision shall be governed by the laws of the State of Ohio.

14.11 EFFECT OF LEGISLATIVE OR REGULATORY CHANGES. Notwithstanding anything in this Plan to the contrary, in the event of the enactment of any legislation or regulations which, in the sole discretion of the Company, have an unfavorable impact on the Company and/or Participants, the Company shall have the unilateral right to amend the Plan in whatever manner it deems appropriate to mitigate the effects of such legislation or regulations, without the necessity of obtaining further Board approval.

14.12 EFFECT OF IRS DETERMINATION. Notwithstanding anything in this Plan to the contrary, in the event the Internal Revenue Service rules unfavorably as to the tax consequences of deferrals made under this Plan for any Plan Year, the Board may take any such action as it deems necessary or appropriate, including action to restore Participants to substantially the same position they would have enjoyed had this Plan not been effective for such Plan Year.


         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 24th day of July, 2002.

                            THE SHERWIN-WILLIAMS COMPANY


                            By  /s/
                                ------------------------------------------------

                            Its
                                ------------------------------------------------







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